Exhibit 99.l


September 27, 2004

PRIMECAP Odyssey Funds
225 South Lake Avenue
Pasadena, CA  91101

Re: Subscription for Shares of PRIMECAP Odyssey Funds, a Delaware statutory trust (the "Trust")
--------------------------------------------------------------------------------

I hereby offer to purchase from the Trust shares of beneficial interest of each series of the Trust (each such series, a "Fund") at a price of $10.00 per share for an aggregate purchase price of $102,000 cash, all such shares to be validly issued, fully paid and non-assessable, upon issuance of such shares and receipt of said payment by the Trust as follows:


    Fund                                          No. of Shares   Purchase Price
    ----                                          -------------   --------------

    PRIMECAP Odyssey Growth Fund                     3,400              $34,000

    PRIMECAP Odyssey Aggressive Growth Fund          3,400              $34,000

    PRIMECAP Odyssey Stock Fund                      3,400              $34,000
                                                  ------------------------------

                                       Total:       10,200             $102,000
                                                  ==============================

I hereby represent and warrant that these shares of beneficial interest will be held for investment purposes and are not being purchased with any present intent of redeeming or selling the same.

Sincerely,                                 Accepted and Agreed to this 27th day
                                           of September, 2004.


    /s/ Mitchell J. Milias                 PRIMECAP Odyssey Funds
---------------------------------
Name:      Mitchell J. Milias
     ----------------------------
                                           By:        /s/ Joel P. Fried
                                              -----------------------------
                                           Name:      Joel P. Fried
                                                ---------------------------
                                           Title:     Co-Chief Executive Officer
                                                 -------------------------------